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                                                                  EXHIBIT 10.13

                     FIRST AMENDMENT TO LICENSE AGREEMENT

     This FIRST AMENDMENT TO LICENSE AGREEMENT (the "First Amendment") is entered into as of the 20thday of December, 1999, between Richman Gordman 1/2 Price Stores, Inc., a Delaware corporation, having a principal place of business at 12100 West Center Road, Omaha, Nebraska 68144-3998 ("Licensor"), and Shoe Pavilion, Inc., a Delaware corporation having an office at 3200-F Regatta Blvd., Richmond, California 94804 ("Licensee").

     WHEREAS, Licensor and Licensee entered into that certain License Agreement (the "Agreement") dated as of July 7, 1999, whereby Licensor granted an exclusive license to Licensee to operate the Shoe Departments and to perform certain merchandising activities within the Stores upon the terms and conditions stated in the Agreement;

     WHEREAS, Licensor and Licensee desire to amend such Agreement under the terms and conditions specified in this First Amendment;

     NOW, THEREFORE, in consideration of the covenants contained herein, the parties hereto agree as follows:

     Section 1.  Section 22.3 Purchase of Inventory, paragraphs (a) and (b), is
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                 amended to read as follows:

                 22.3    Purchase of Inventory.
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                 a       If this Agreement is terminated by either party for any
                         reason, and upon termination of the scheduled final term of this License Agreement, Licensor shall have the option, solely at its discretion to purchase for cash from Licensee all or a portion of Licensee's Footwear inventory in the Stores. Such option may be exercised by written notice given to Licensee within the time specified in paragraph (b) below. The price for such purchase shall be the Fair Value as specified below.

                 a "Fair Value" shall mean the fair value thereof to be determined as follows.

                         If Licensor and Licensee are not able to agree upon fair value within five days after the effective date of termination, each shall, within ten days after the effective date of termination (the "Designation Period") designate in writing an appraiser qualified to determine Fair Value (each an "Appraiser"), and direct the two Appraisers so designated to appoint a third Appraiser (the "Third Appraiser")
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                         within fifteen days after the effective date of
                         termination and direct the Third Appraiser to determine Fair Value within thirty days after the effective date of termination. The determination of the Third Appraiser shall be conclusive and binding on Licensor and Licensee. If either Licensor or Licensee fails to appoint an Appraiser within the Designation Period, the appraiser appointed by the other shall act as the Third Appraiser, and shall determine Fair Value within twenty-five days after the effective date of termination. Licensor and Licensee each shall bear the fees and costs, if any, of the Appraiser it appoints, and shall bear equally the fees and costs of any independent Third Appraiser. Within five days after Licensor receives notice of the amount of the Fair Value, as determined or agreed upon, Licensor shall give written notice to Licensee as to whether Licensor shall exercise the option referred to in paragraph (a) above. Licensor and Licensee shall consummate the purchase and sale of Licensee's inventory pursuant to this paragraph within ten days after the date on which Licensor receives notice of such Fair Value amount.

     Section 2. Except as expressly provided in this First Amendment, the Agreement shall remain in full force and effect.

     Section 3. All capitalized terms not defined herein shall have their respective meanings as set forth in the Agreement.

     Section 4. This First Amendment may be executed in original or by fax counterparts and such counterparts together shall constitute a single agreement.

     This First Amendment shall be effective as of the 20th day of December, 1999. Each of Licensor and Licensee hereby represents and warrants that is authorized to execute, deliver and perform its obligations under this First Amendment.

                                        RICHMAN GORDMAN 1/2 PRICE STORES, INC.


                                        By: _________________________________
                                        Title: ______________________________


                                        SHOE PAVILION INC.


                                        By: _________________________________
                                        Title: ______________________________

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